EXHIBIT 2


			      POWER OF ATTORNEY


	We, the undersigned Officers and Directors of Alamo Growth Fund, Inc. (the "Fund"), do hereby severally constitute and appoint Michael J. Avellar and Jack E. Guenthr Jr., and each of them acting singularly, as our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names in the capacities indicated below, any amendment to the Registration Statement of the Fund on Form N-1A to be filed with the Securities and Exchange Commission and to take further action in respect thereto as they, in their sole discretion, deem necessary to enable the Fund to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all documents related to said amendment to the Registration Statement.


Signature		      Title			  Date

/s/ Christopher R. Allison
Christopher R. Allison	      Director			  September 22, 1997


/s/ Michael J. Avellar	      Director, Vice President    September 22, 1997
Michael J. Avellar	      and Secretary


/s/ Jack E. Guenther Jr.      Director, President	  September 22, 1997
Jack. E. Guenther Jr.	      and Treasurer


/s/ Abigail G. Kampmann	      Director			  September 22, 1997
Abigail G. Kampmann


/s/ Edmund R. McKane Jr.      Director		          September 22, 1997
Edmund R. McKane Jr.